Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2003 Stock Incentive Plan of Potomac Bancshares, Inc., of our report dated February 5, 2003 with respect to the consolidated financial statements of Potomac Bancshares, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia

March 10, 2004